Exhibit 99.9

KITE REALTY GROUP TRUST
30 SOUTH MERIDIAN STREET
SUITE 1100
INDIANAPOLIS, IN 46204

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60200-S30153

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KITE REALTY GROUP TRUST

The Board of Trustees recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. **Kite Realty Share Issuance Proposal.** To approve the issuance of Kite Realty Group Trust ("Kite Realty") common shares to stockholders of Retail Properties of America, Inc. ("RPAI") pursuant to a definitive Agreement and Plan of Merger, dated as of July 18, 2021, by and among Kite Realty, KRG Oak, LLC and RPAI.	☐	☐	☐
2. **Kite Realty Declaration of Trust Amendment Proposal.** To approve an amendment to Kite Realty's Articles of Amendment and Restatement of Declaration of Trust, as supplemented and amended, to increase the total number of authorized Kite Realty common shares from 245,000,000 to 490,000,000.	☐	☐	☐
3. **Kite Realty Adjournment Proposal.** To approve one or more adjournments of the Kite Realty special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Kite Realty Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Kite Realty Share Issuance Proposal.	☐	☐	☐

NOTE: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE SHAREHOLDER SUBMITTING THIS PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.D60201-S30153KITE REALTY GROUP TRUSTProxy Solicited By The Board of TrusteesFor The Special Meeting of ShareholdersTo Be Held October 19, 2021This proxy is solicited on behalf of the Board of Trustees of Kite Realty Group Trust.The undersigned shareholder of Kite Realty Group Trust hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and hereby appoints John A. Kite and Heath R. Fear, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the common shares of Kite Realty Group Trust that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Kite Realty Group Trust to be held at30 S. Meridian Street, Eighth Floor, Indianapolis, Indiana 46204 on October 19, 2021 at 10:00 a.m. ET, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND WITH RESPECT TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.Continued and to be signed on reverse side